As filed with the Securities and Exchange Commission on July 2, 1997

                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 MGI PROPERTIES
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             (Exact name of registrant as specified in its charter)


                                  Massachusetts
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         (State or other jurisdiction of incorporation or organization)


                                   04-6268740
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                      (I.R.S. employer identification no.)


           One Winthrop Square, Boston, Massachusetts      02110
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            (Address of principal executive offices)     (Zip Code)


                   MGI Properties 1997 Employee Stock Option,
               Stock Appreciation Rights and Restricted Stock Plan
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                            (Full title of the plans)


                                 W. Pearce Coues
                        Chairman of the Board of Trustees
                                 MGI Properties
                               One Winthrop Square
                           Boston, Massachusetts 02110
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                     (Name and address of agent for service)


                                 (617) 422-6000
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          (Telephone number, including area code, of agent for service)


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

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                    Proposed
                                                           Proposed                 maximum
         Title of                                          maximum                 aggregate                  Amount of
       Securities to           Amount to be             offering price              offering                  registration
       be registered            registered                 per share                  price                       fee
      ----------------        ---------------           ---------------            -------------              --------------
---------------------------------------------------------------------------------------------------------------------------------

Common Shares,
$1.00 par value                  675,000(1)                $22.06(2)             $14,858,426.52(2)              $4,502.55
=================================================================================================================================


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such number of additional Common Shares that may be offered or issued pursuant to the Registrant's 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan (the "1997 Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes 30,258 Common Shares with respect to which options and stock appreciation rights have been granted under the 1997 Plan at an exercise price of $21.00 per share. An additional 644,742 Common Shares are to be offered at prices not presently determined. Pursuant to Rule 457(c) promulgated under the Act, the offering price for these additional Common Shares is estimated solely for the purpose of determining the registration fee and is based on $22.06, the average of the high and low prices of the Common Shares reported on the New York Stock Exchange, Inc. Composite Tape on June 26, 1997.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997;

         (c) The description of the Registrant's Common Shares, $1.00 par value, contained in the Registrant's Registration Statements on Form 8-A filed on March 11, 1988 and June 27, 1989.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereby have been sold or which deregisters all Common Shares offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Shares offered hereby will be passed upon for the Registrant by the firm of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022. Certain members of Olshan Grundman Frome & Rosenzweig LLP own an aggregate of 15,015 Common Shares and hold options to purchase an aggregate of 23,400 Common Shares.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 5.3 of the Trust's Second Amended and Restated Declaration of Trust provides as follows:

         The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent, of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that a Trustee adjudicated to have been


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


         grossly negligent (i.e., found to have breached his fiduciary duty of care) may nevertheless be indemnified pursuant to the provisions of this paragraph consistent with the provisions of Section 5.2; and provided, further, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

         Any action taken by or conduct on the part of the Adviser, a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 2.16 or 3.4 hereof shall not, for purposes of this Declaration of Trust (including, without limitation, Sections 5.1 and 5.2 hereof and this Section 5.3), constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following instruments and documents are included as exhibits to this Registration Statement.

         Exhibit
         Number        Description
         ------        -----------

         4.1 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan.

         4.2           Form of Stock Option Agreement.

         5             Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23.1 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in their opinion filed as Exhibit 5).

         23.2          Consent of KPMG Peat Marwick LLP


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


         24 Power of Attorney (included on the Signature Page to this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, on June 30, 1997.

                                          MGI PROPERTIES

                                          By:   /s/ W. Pearce Coues
                                                -------------------------------
                                                W. Pearce Coues
                                                Chairman of the Board of
                                                Trustees and Chief Executive
                                                Officer

                       POWERS OF ATTORNEY AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and Trustees of MGI Properties hereby constitutes and appoints W. Pearce Coues, David P. Morency and Phillip C. Vitali and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable MGI Properties to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signatures                                   Capacity                                Date
     ----------                                   --------                                ----

/s/ W. Pearce Coues                            Chairman of the Board of                  June 30, 1997
--------------------------                     Trustees and Chief
W. Pearce Coues                                Executive Officer
                                               (principal executive
                                               officer)

/s/ Phillip C. Vitali                          Executive Vice                            June 30, 1997
--------------------------                     President, Chief
Phillip C. Vitali                              Financial Officer and
                                               Treasurer (principal
                                               financial officer)

/s/ David P. Morency                           Controller (principal                     June 30, 1997
--------------------------                     accounting officer)
David P. Morency

/s/ George S. Bissell                          Trustee                                   June 30, 1997
--------------------------
George S. Bissell

/s/ Herbert D. Conant                          Trustee                                   June 30, 1997
--------------------------
Herbert D. Conant

/s/ Francis P. Gunning                         Trustee                                   June 30, 1997
--------------------------
Francis P. Gunning

/s/ George M. Lovejoy, Jr.                     Trustee                                   June 30, 1997
--------------------------
George M. Lovejoy, Jr.

/s/ William F. Murdoch, Jr.                    Trustee                                   June 30, 1997
---------------------------
William F. Murdoch

                                               Trustee                                   June   , 1997
---------------------------
 Rodger P. Nordblom

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